UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 3, 2014 (February 2, 2014)

GENERAL DYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-3671	13-1673581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2941 Fairview Park Drive, Suite 100, Falls Church, Virginia	22042-4513
( Address of Principal Executive Offices)	(Zip Code)

(703) 876-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On February 2, 2014, the board of directors of General Dynamics Corporation elected Laura J. Schumacher as a member of the board of directors, effective immediately. Ms. Schumacher has been appointed as a member of the Compensation Committee. There is no arrangement or understanding between Ms. Schumacher and any other person pursuant to which Ms. Schumacher was elected as a director. At this time, the company is not aware of any transactions with Ms. Schumacher that would require disclosure under Item 404(a) of Regulation S-K.

As a non-employee director, Ms. Schumacher will receive the same compensation paid to other non-employee directors of the company as disclosed under the caption “Director Compensation” in the company’s proxy statement filed with the Securities and Exchange Commission on March 15, 2013.

A copy of the press release announcing the election of Ms. Schumacher is attached as Exhibit 99.1 to this Form 8-K and incorporated herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	General Dynamics press release dated February 3, 2014, announcing the election of Laura J. Schumacher to the board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL DYNAMICS CORPORATION

by	/s/ Kimberly A. Kuryea
Kimberly A. Kuryea
Vice President and Controller
(Authorized Officer and Chief Accounting Officer)

Dated: February 3, 2014